United Fuel & Energy
Service 24/7.

Positioned to Execute Acquisition and Organic
Growth Initiatives in a Highly Fragmented
Industry Ripe for Consolidation

February 2006

Safe Harbor Statement & Advisory

            Certain statements included in this presentation constitute forward-looking statements.
These forward-looking statements are based on management’s belief and assumptions derived from currently available information.  Although United Fuel believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results could differ materially from forward-looking statements expressed or implied herein as a result of a variety of factors including, but not limited to:  weather, levels of oil and gas drilling and general industrial activity in United Fuel’s area of operations, changes in oil and gas prices, risks associated with acquiring other businesses, including the proposed Queen acquisition, the price of United Fuel’s products, availability of the financing and interest rates, the amount of indebtedness to be incurred in connection with the financing of the
Queen acquisition, if any, and the terms of such, competition, changes in, or failure to comply with, government regulations, costs, uncertainties and other effects of legal and other administrative proceedings, general economic conditions and other risks and uncertainties.  The achievement of the anticipated benefits of the Queen acquisition are subject to risks associated with acquisitions generally such as the potential for higher than anticipated integration costs, failure to achieve anticipated synergies, failure to retain key employees and the loss of customers.  As a result, this presentation should be read in conjunction with periodic filings United Fuel makes with the SEC.  The forward looking statements contained herein are made only as of the date of this presentation, and United
Fuel does not undertake any obligation to publicly update such forward looking statements to reflect subsequent events or circumstances.

2

Company Overview

UFEN is one of the largest distributors of gasoline, diesel, propane and lubricant products to customers in rural markets in the southwestern and south central U.S.

Went public in February 2005 through a reverse merger

Currently trading on OTC Bulletin Board under the symbol UFEN.OB

Through strategic acquisitions, UFEN has successfully integrated four operations within the last seven years

Frank’s
Fuels

Eddins-
Walcher

Three D
Oil Co.

Clark
Oil

Queen
Oil & Gas(1)

Founded 1959

Acquired 1998

West Texas

Founded 1937

Acquired 2000

West Texas

Southeast NM

Founded 1994

Acquired 2001

East Texas

Founded 1941

Acquired 2005

Oklahoma

Founded 1973

Purchase Agreement

  signed 2/1/06

New Mexico

(1) Entered into a purchase and sale agreement on Feb. 1, 2006; anticipate closing by end of 1 st quarter 2006,

Company Overview

Headquartered in Midland, Texas with
approximately 250 employees

More than 85 card lock sites, bulk plants and
offices in Texas,  New Mexico and Oklahoma.

Seasoned management team with extensive
industry and corporate experience

Derives approximately 55% of its revenues
from customers in the oil and gas industry

Supplies fuel and lubricants to ~75% of the oil
and gas drilling rigs in the Permian Basin

During the year ended December 31, 2005,
UFEN sold:

119.6 million gallons of fuels

4.4 million gallons of lubricants

9.8 million gallons of propane

Other Considerations

Industry Ripe for
Consolidation

Proven Ability to
Integrate Acquisitions

Organic Growth
Initiatives

Experienced
Management Team

Established
Platform

Independent Mom
and Pops

Frank’s Fuels, Eddins-
Walcher, Three-D Oil,
Clark Oil

New Card Lock Sites
New End Markets New
Technology `

Service approx 75%  of the
Rigs in the Permian Basin

Capable of Executing
Aggressive Growth
Strategy

Current Operations

Operating in rural markets in Texas,
New Mexico and Oklahoma

Sells and distributes four product
lines: unbranded diesel and
gasoline, lubricants and LP gas.

Products distributed through the
following methods:

Gasoline and diesel fuel sold through
unattended “card lock” sites to
commercial vehicles and fleets

Bulk sales of fuels and lubricants to
commercial customers using our
fleet of distribution vehicles

Propane sales to commercial and
residential customers

United Fuel & Energy

devon

Key
UNLOCK YOUR POTENTIAL

Chevron

HALLIBURTON

Schlumberger

PATTERSON-UTI

United Fuel & Energy

BJ Services

Sid Richardson

DYNEGY

eog resources

ExxonMobil

ConocoPhillips

www.ufeonline.com

Top Tier Customer Base

Strategy – Organic Growth

UFEN will use a combination of organic growth initiatives and selective acquisitions to expand its service footprint and provide a broader range of fuels and lubricants.

Increase Market Share – UFEN can increase market share in its target markets by providing superior customer service and reliability in an otherwise commodity business.

UFEN is not the cheapest fuel and lubricant supplier, but customers will pay a little more for the value UFEN adds to the supply and distribution process.

Develop new card lock sites – Target markets have strong concentration of existing core customers and opportunity for new business development.

New Fuel & Lubricant End-Markets – Existing customers have asked
UFEN to expand to serve them in new markets. UFEN has also begun targeting the automotive segment and commercial and industrial segments.

Strategy – Growth through Acquisitions

UFEN’s Consolidation strategy is primarily driven by customers’ desire to deal with a large, single source supplier of fuel and lubricant products

Each major oil company deals with ~300 fuel and lubricant distributors

Opportunity to selectively consolidate quality companies in accretive transactions in rural markets in the southwest and south central U.S.

Fuel and lubricant distribution industry is very fragmented

Initial focus on filling geographic gaps in existing and/or contiguous markets

Consolidation Benefits:

Increase UFEN’s geographic reach

Enhance geographic, customer and industry diversity

Achieve financial and operational scale

Scale facilitates increasing market share

Operating synergies, increased buying power and pricing integrity

Current Market Coverage

16 Branch Offices that include
17 bulk plants, 71 Unattended
Fueling sites and over 200
trucks and tankers

Annual sales of 133.8 million
gallons distributed across
several markets:

West Texas (62%),

Eastern New Mexico (23%)

East Texas (7%)

Oklahoma (8%)

Business segments cover:

Oil Field & Rig support (60%)

Commercial & Industrial (25%)

Agricultural (5%)

Residential Propane (10%)

New Mexico

Texas

Oklahoma

Bulk Plants

Plan Of Attack

Expand operation into
target areas where UFEN’s
existing customers have
operations in target areas.

Expand service to new
large customers seeking a
single solution provider.

No dominant single source
suppliers servicing large
commercial customers in
vertical markets.

Locations where certain of UFEN’s

existing customers have operations

With scale the company will have
more leverage with fuel and
lubricant producers.

Industry producers are looking for
large distributors to support their
brands.

Texas

NM

Oklahoma

Arkansas

Louisiana

Queen Acquisition

Signed purchase agreement on February 1, 2006 with Queen Oil & Gas

Queen distributes fuel and lubricants to rural markets in New Mexico.

Area of operation is adjacent to existing UFEN operations

UFEN expects to realize significant operating efficiencies, cost reductions and other synergies allowing UFEN to exploit organic growth opportunities in existing markets.

Transaction overview:

$6 million in cash; plus

the actual cost of certain assets acquired prior to closing; plus the value of the inventory at closing; plus

the accounts receivable collected within one hundred and twenty days .

UFEN will not assume any balance sheet liabilities of Queen in the acquisition.

The acquisition is expected to occur by the end of first quarter 2006.

Demand Drivers

UFEN dominates the drilling fuel business in its market areas, which are prolific oil and gas producing basins.

Oil field service businesses are extremely busy supporting exploration, development and workover activities driven by high energy prices.

Drilling and oil field service activities are fuel intensive, but fuel supplier options are limited.

Demand for fuels in UFEN’s markets is expected to stay strong and not be sensitive to commodity prices unless crude oil dropped significantly for a sustained period of time.

Many current fuel customers are also becoming lubricant customers.

UFEN’s drilling and oil field service customers also operate in basins identified as target markets.

Rig Count
Natural Gas Price
1600
1400
1200
1000
800
600
400
200
0
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
1999
2000
2001
2002
2003
2004
2005
2006
U.S. Rig Count
Natural Gas Price

www.ufeonline.com

Increasing Onshore Activity

(1) Source: Baker Hughes Monthly Rig Count through January 2006
(2) Source: Weatherford Monthly Well Service Rig Count

Total U.S. onshore rig count has increased 20% year-over-year (1)

Heightened demand has resulted in rig fleet utilization of 80% in the Permian Basin (2)

Several producers have announced increases in their E&P budgets

(in millions)	2004	2005 E	2006 E [1]
Gallons	117.1	133.8	150.4
Revenue	$180.6	$275 – $285	$300 – $320
Net Income	$0.406	$0.80– $0.90	$1.8 – $2.2
EBITDA	$4.8	$6.4 - $6.7	$8.5 – $9.5

www.ufeonline.com

Proven Track Record

1) Does not include the impact of Queen operations

Recent Results & Accomplishments

Third quarter 2005 results compared to third quarter 2004:

Revenue increased 78% to $80.7 million

Diluted EPS was $0.03 versus diluted EPS of $0.00.

Sales volumes increased 25.5%

Selling prices for fuel and lubricant products increased 43.1%

Revolving line of credit increased from $45 million to $55 million in the fourth quarter.

Announced Queen Oil & Gas Acquisition

2006 Growth Initiatives & Outlook

Leverage Queen acquisition by
capturing new end markets

Capitalize on strong product demand

Continue to provide superior
customer service and reliability

Add product lines and services in
existing markets to increase market
share

Move toward becoming a premier
single source supplier of fuel and
lubricant products in UFEN’s target
markets through organic and external
growth initiatives

2006 Financial Outlook

(Amounts in Millions)

Revenue

$300 - $320

EBITDA

$8.5  -  $9.5

(1) Assumes  the Queen acquisition is completed and
effective 41/06 and financed in part with a $3.5 million
term loan at prime plus 1 ¼% interest.

UFEN Alone

UFEN & Queen Combined (1)

Revenue

EBITDA

$325 - $350

$9.0  -  $11.5

Summary

UFEN is executing on its goal to become a premier single source provider of fuel and lubricant products in rural markets throughout the southwestern and south central U.S.

The fuel distribution industry is ready to consolidate. UFEN has a successful track record in acquiring and integrating companies.

UFEN has identified numerous organic and acquisition growth opportunities

The oil and gas businesses in UFEN’s markets are expected to remain strong for years to come.

UFEN’s customers have asked UFEN to expand its product offerings and geographical footprint.

Technology and enterprise methods of doing business will favor UFEN versus smaller regional competitors.

Supplemental Disclosure Regarding Non-GAAP Financial
Information

EBITDA represents net income (loss) before income taxes, interest and depreciation and amortization. EBITDA is not a presentation made in accordance with generally accepted accounting principles (“GAAP”) and is not a measure of financial condition or profitability. EBITDA should not be considered in isolation or as a substitute for “net income (loss)”, the most directly comparable GAAP financial measure, or as an indicator of operating performance.

By presenting EBITDA, United Fuel intends to provide investors with a better understanding of its core operating results to measure past performance as well as prospects for the future.  United Fuel evaluates operating performance based on several measures, including EBITDA, as United Fuel believes it is an important measure of the operational strength of its business.

EBITDA may not be comparable to similarly titled measures used by other companies.  EBITDA is not necessarily a measure of United Fuel’s ability to fund its cash needs, as it excludes certain financial information when compared to “net income (loss)”.  Users of this financial information should consider the types of events and transactions which are excluded. A reconciliation of
EBITDA to net income (loss) follows:

                EBITDA Reconciliations

Reconciliation of 2004 EBITDA with Net Income (In Thousands)

            Net Income                        $   406

            Add:

            Interest Expense                                        $1,955

            Income Taxes                $   348

            Depreciation and Amortization  $1,887

            Other Non-Cash Expenses            $   192

             EBITDA                                  $4,788

Reconciliation of 2005 Projected EBITDA with Projected Net Income

            EBITDA                                   $6.4 to $6.7 million

            Less:

            Depreciation and Amortization  $1.7 to $1.7 million

            Interest Expense                                        $3.2 to $3.2 million

            Other Non-Cash Expenses            $0.2 to $0.2 million

            Income Tax Expense                              $0.5 to $0.7 million

            Net Income                                                  $0.8 to $0.9 million

                EBITDA Reconciliations

Reconciliation of 2006 Projected EBITDA with Projected Net Income

For United Fuel & Energy Alone:

            EBITDA                                   $8.5 to $9.5 million

            Less:

            Depreciation and Amortization  $1.8 to $1.9 million

            Interest Expense                                        $3.8 to $4.0 million

            Income Tax Expense                              $1.1 to $1.4 million

            Net Income                                                  $1.8 to $2.2 million

Reconciliation of 2006 Projected EBITDA with Projected Net Income

Combined United Fuel & Energy and Queen Oil & Gas:

            EBITDA                                   $9.0 to $11.0 million

            Less:

            Depreciation and Amortization  $2.0 to $2.6 million

            Interest Expense                                        $3.9 to $4.2 million

            Income Tax Expense                              $1.1 to $1.7 million

         Net Income                                                   $2.0 to $2.5 million